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                                                                       EX-99-B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 45 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 28, 1997, relating to the financial statements and financial highlights appearing in the January 31, 1997 Annual Report to Shareholders of Vanguard Fixed Income Securities Fund, Inc. (comprised of GNMA Portfolio, Short-Term Federal Portfolio, Short-Term U.S. Treasury Portfolio, Intermediate-Term U.S. Treasury Portfolio, Long-Term U.S. Treasury Portfolio, Short-Term Corporate Portfolio, Intermediate-Term Corporate Portfolio, Long-Term Corporate Portfolio and High Yield Corporate Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Philadelphia, PA

May 21, 1997